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                                                                    EXHIBIT 23.2
                           [LETTERHEAD OF KPMG LLP]


                             Accountants' Consent

The Board of Directors
First American Corporation:

We consent to the use of our audit report dated January 21, 1999, on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, contained in First American Corporation's Form 10-K incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement - Prospectus.


/s/ KPMG LLP

Nashville, Tennessee
August 13, 1999